UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2020
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Exact name of registrants as specified in
Commission	their charters, address of principal executive			IRS Employer
File Number	offices and registrants' telephone number			Identification Number
1-14465	IDACORP, Inc.			82-0505802
1-3198	Idaho Power Company			82-0130980
1221 W. Idaho Street
	Boise,	Idaho	83702-5627
	(208)	338-2200
State or Other Jurisdiction of Incorporation:			Idaho

Former name, former address and former fiscal year, if changed since last report:				None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

On February 13, 2020, Darrel T. Anderson, President and Chief Executive Officer of IDACORP, Inc. (“IDACORP”) and Chief Executive Officer of Idaho Power Company (“Idaho Power”), announced his plans to retire as an officer of IDACORP and Idaho Power, effective as of June 1, 2020, after 24 years of service to the companies. Darrel T. Anderson, age 61, has been the President and Chief Executive Officer of IDACORP since May 2014 and Chief Executive Officer of Idaho Power since January 2014 (and President of Idaho Power from January 2012 to October 2019). He will retain his role as a member of the Boards of Directors of IDACORP and Idaho Power following his retirement, subject to annual election by IDACORP’s shareholders.

Appointment of Officer

At their meetings held on February 13, 2020, the Boards of Directors of IDACORP and Idaho Power appointed Lisa A. Grow to be the President and Chief Executive Officer of IDACORP and Idaho Power, effective June 1, 2020. Ms. Grow, age 54, has been the President of Idaho Power since October 2019 and was the Senior Vice President and Chief Operating Officer of Idaho Power from April 2016 to October 2019. Ms. Grow also previously served as Senior Vice President of Operations of Idaho Power from January 2016 to March 2016 and as Senior Vice President - Power Supply of Idaho Power from October 2009 to December 2015.

On February 13, 2020, the Boards of Directors approved an increase in Ms. Grow’s annual base salary for calendar year 2020 from $590,000 to $675,000. Ms. Grow’s target award under IDACORP's short-term incentive plan will increase from 90-percent to 100-percent of her base salary, effective for the 2020 performance period under the terms of the short-term incentive plan. The Boards of Directors also authorized an increase in Ms. Grow’s 2020 target award under IDACORP's long-term incentive plan from 130-percent to 200-percent of her base salary. IDACORP's short-term and long-term incentive plans pay out based on Idaho Power's and IDACORP's levels of achievement of performance criteria during the performance periods. Awards for Ms. Grow under the incentive plans are based in part on base salaries during the performance period. Actual incentive compensation likely will differ due to actual performance during the performance periods, any additional changes in salary, and any plan and award changes approved by IDACORP's and Idaho Power's Compensation Committee and Boards of Directors.

Appointment of Director

Also on February 13, 2020, the Boards of Directors of IDACORP and Idaho Power appointed Ms. Grow as a member of the Boards of Directors of IDACORP and Idaho Power, effective immediately, to serve until the next annual meeting of shareholders scheduled to be held in May 2020. Ms. Grow will be subject to annual election thereafter. Ms. Grow was not appointed to any committees of the IDACORP or Idaho Power Boards of Directors in connection with her appointment as a director. There is no arrangement or understanding between Ms. Grow and any other person pursuant to which she was elected as a director of IDACORP or Idaho Power. Additionally, there are no family relationships between Ms. Grow and any director or executive officer of IDACORP or Idaho Power, or any related person transactions between Ms. Grow and IDACORP or Idaho Power. During such time as Ms. Grow is an employee of IDACORP and Idaho Power, she will not be entitled to additional compensation for her role as a director of IDACORP or Idaho Power.
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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being furnished as part of this report.

Exhibit Number	Description

101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  February 13, 2020
IDACORP, INC.
By:   /s/ Brian R. Buckham
Brian R. Buckham
Senior Vice President & General Counsel

IDAHO POWER COMPANY
By:   /s/ Brian R. Buckham
Brian R. Buckham
Senior Vice President & General Counsel